EX-99.906CERT

EXHIBIT 19(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

Omar Tariq, Chief Executive Officer and President, and Rose Ann Bubloski, Chief Financial Officer and Treasurer, of Credit Suisse Asset Management Income Fund, Inc. (the “Fund”), each certify to his or her knowledge that:

(1) The Fund’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Omar Tariq	/s/ Rose Ann Bubloski
Omar Tariq	Rose Ann Bubloski
Chief Executive Officer and President	Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
August 29, 2025	August 29, 2025

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.